        Exhibit 99.1

                            Agreement of Joint Filing



        Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

        Dated: February 13, 2001





                                       By /s/ Min Zhu
                                         --------------------------------------
                                                        Min Zhu




                                       By /s/ Yuqing Xu
                                         --------------------------------------
                                                        Yuqing Xu


                                  Page 8 of 8